Exhibit 99.1
AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D
     The undersigned hereby agree as follows:
(i)	Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)	Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.
Date: April 2, 2008

LED HOLDINGS, LLC
By:	/s/ Govi Rao
	Name:	Govi Rao
	Title:	President/CEO

PP IV (AIV) LED, LLC
By:	Pegasus Partners IV (AIV), L.P., its sole member

By:	Pegasus Investors IV, L.P., its general partner

By:	Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Steven Wacaster
	Name:	Steven Wacaster
	Title:	Vice President

PP IV LED, LLC
By:	Pegasus Partners, IV, L.P., its sole member

By:	Pegasus Investors IV, L.P., its general partner

By:	Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Steven Wacaster
	Name:	Steven Wacaster
	Title:	Vice President

/s/ Richard Kelson
RICHARD KELSON

LED EFFECTS, INC.
By:	/s/ Kevin Furry
	Name:	Kevin Furry
	Title:	President